UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2013

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona	85283
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2013, the Board of Directors (the “Board”) of Mobile Mini, Inc. (the “Company”) appointed Mr. Erik Olsson to the position of President and Chief Executive Officer of the Company, effective on such date (the “Effective Date”). Mr. Olsson was also appointed to the Company’s Board on the Effective Date. Mr. Olsson replaces Messrs. Frederick G. McNamee, III and Lawrence Trachtenberg who have served as Interim Co-Chief Executive Officers since December 23, 2012.

Mr. Olsson, age 50, served as President, Chief Executive Officer and a Director of RSC Holdings, Inc., a North American equipment rental provider, and certain of its subsidiaries from 2006 to 2012. Mr. Olsson joined RSC in 2001 as Chief Financial Officer and became Chief Operating Officer in 2005. During the 13 years prior to 2001, Mr. Olsson held a number of senior financial management positions in various global businesses at Atlas Copco Group in Sweden, Brazil and the United States, including his last assignment from 1998 to 2000 as Chief Financial Officer for Milwaukee Electric Tool Corporation in Milwaukee, Wisconsin.

In connection with Mr. Olsson’s appointment as President and Chief Executive Officer of the Company, he has entered into an executive employment agreement (the “Agreement”) with the Company, dated March 18, 2013. Unless earlier terminated, the term of Mr. Olsson’s Agreement ends on December 31, 2015, subject to automatic extensions for successive one year periods. The terms of the Agreement entitle Mr. Olsson to receive the compensation arrangements described in the following paragraphs.

In developing the compensation arrangements for Mr. Olsson, the Board of Directors placed significant emphasis on aligning Mr. Olsson’s compensation with shareholder value creation. Particular emphasis was placed on stock-based compensation which has significant performance criteria included in it. The compensation arrangements have three primary components.

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The first component of Mr. Olsson’s compensation includes the upfront grant of stock options in three separate tranches. The first tranche of stock options grants Mr. Olsson the right to purchase 1,000,000 shares of common stock at the closing market price as of March 18, 2013 of $28.27 per share. The vesting of these options is subject to the achievement of certain EBITDA and net debt targets in 2013, 2014 and 2015. The second tranche of stock options grant Mr. Olsson the right to purchase 500,000 shares of common stock at a price of $32.51, which represents a 15% premium to the closing market price as of March 18, 2013. The third tranche of options grant Mr. Olsson the right to purchase 500,000 shares of common stock at a price of $36.75, which represents a 30% premium to the closing market price as of March 18, 2013. In granting these stock options, the Board focused on a number of factors, particularly the performance nature of the options. All options either have EBITDA and net debt performance vesting criteria or are issued above the closing market price on the date of Mr. Olsson’s Agreement. As a consequence, the Board of Directors believes these options strongly align Mr. Olsson with value creation for the Company’s shareholders.

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The second component of Mr. Olsson’s compensation package includes annual cash compensation. The annual cash compensation includes a base salary of $1,000,000 and a target bonus opportunity of 100% of his base salary (with a maximum of 200%), subject to achievement of certain performance objectives that will be set by the Board annually. The Board expects Mr. Olsson’s bonus opportunity to be tied each year to performance criteria that are aligned with shareholder value creation.

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The third component of Mr. Olsson’s compensation package provides for his inclusion in the Company’s annual long-term incentive program. As part of this program, Mr. Olsson will be granted $1,500,000 in restricted common stock each year (including 2013), vesting equally over four years, with 50% of the award tied to the achievement of future performance objectives established by the Board at the time of grant, thus making one-half of this equity incentive dependent completely on meeting performance objectives that align Mr. Olsson with the shareholders of the Company.

Substantially all of the elements of Mr. Olsson’s equity compensation are either being issued above current market prices or have vesting criteria that require the achievement of certain performance objectives. Mr. Olsson’s annual cash bonus opportunity will also be based on the achievement of performance criteria defined by the Board. Thus, the Board believes that Mr. Olsson’s overall compensation package is a heavily performance based and thus aligns him well with the shareholders of the Company.

Provided he agrees not to compete with the Company for a period of 24 months as described below, Mr. Olsson’s restricted stock and stock options vest immediately upon a change in control of the Company. Upon termination by the Company without cause or resignation by Mr. Olsson for good reason, Mr. Olsson is not entitled to further vesting of equity awards and his rights with respect to vested equity awards are determined by the terms of such awards. If Mr. Olsson is terminated by the Company for cause, all of his vested and unvested equity awards immediately terminate.

Mr. Olsson is entitled to customary fringe benefits, reimbursement of expenses and other benefits as described in the Agreement.

The Agreement provides that upon termination by the Company without cause or resignation by Mr. Olsson for good reason within one year following a change in control (as defined in the Agreement), provided Mr. Olsson agrees not to compete with the Company for a period of 24 months, Mr. Olsson will be entitled to a cash payment equal to two times the sum of his (i) highest base salary during the 90 days preceding the date of separation or base salary immediately prior to the change in control event, whichever is greater, and (ii) the target annual cash performance bonus for such period.

If Mr. Olsson is terminated without cause or resigns for good reason other than within one year following the occurrence of a change in control, Mr. Olsson is entitled to receive:

•	the continuation of his base salary for 24 months;

•	a prorated annual cash performance bonus based on actual results for the year in which Mr. Olsson leaves the Company, subject to compliance with Section 409A of the Internal Revenue Code; and

•

for a period of 24 months, a monthly cash payment equal to the difference between the (i) monthly cost of health and dental benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 and (ii) the monthly amount that Mr. Olsson would be required to contribute for health and dental coverage if he were an active employee.

Receipt of the foregoing severance benefits is conditioned on Mr. Olsson’s release of claims against the Company and Mr. Olsson’s compliance with certain post-employment covenants under the Agreement. Mr. Olsson’s severance payments and other benefits may be reduced to the extent such payments and benefits would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code or would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

The Agreement also contains covenants not to solicit or compete for 24 months, provided that the covenant not to compete does not apply following a change in control unless Mr. Olsson reaffirms his compliance with such covenant following the change in control event.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Olsson is also filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Executive Employment Agreement between Mobile Mini, Inc. and Erik Olsson, dated March 18, 2013

99.1	Press Release of the Company dated March 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2013

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel